EXHIBIT 99.6
CONSENT OF DUFF & PHELPS, LLC
     We hereby consent to the filing of our opinion regarding the solvency and adequacy of capitalization of Windstream as Exhibit 99.5 to this Amendment No. 3 to Registration Statement on Form S-4. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Duff & Phelps, LLC

By:	/s/ Jeffrey S. Schiedemeyer
	Name:	Jeffrey S. Schiedemeyer
	Title:	Managing Director Chicago, IL

May 23, 2006